Exhibit 99.1

PRESS RELEASE	eLoyalty Corporation
150 Field Drive, Suite 250
Contact:	Lake Forest, Illinois 60045
eLoyalty Corporation	www.eloyalty.com t 847.582.7000 f 847.582.7001
Bill Noon, Vice President, Chief Financial Officer
(847) 582-7019
ir@eloyalty.com

eLoyalty Corporation to Sell its Integrated Contact Solutions Business Unit

Focusing 100% of its resources on its higher-growth Behavioral Analytics Business

LAKE FOREST, IL, March 17, 2011 – eLoyalty Corporation (NASDAQ: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics services company, today announced it has signed a definitive agreement to sell its Integrated Contact Solutions (“ICS”) business unit, which is engaged in the business of providing consulting, systems integration, and the ongoing management of large, complex, multi-channel data, telephony and converged IP-based customer management solutions in both cloud-based and customer premise environments, to a subsidiary of TeleTech Holdings, Inc. (“TeleTech”), one of the largest global providers of technology-enabled business process outsourcing solutions. Under the terms of the definitive agreement, TeleTech has agreed to acquire the ICS business and associated assets and agreed upon liabilities for total consideration of $40.85 million in cash, subject to net working capital and other adjustments as set forth in the definitive agreement.

The transaction has been approved by eLoyalty’s Board of Directors and is expected to close late in the second quarter of 2011, subject to the satisfaction of customary closing conditions, including approval by eLoyalty’s stockholders at eLoyalty’s annual meeting of stockholders on May 19, 2011. In connection with the execution of the definitive agreement, eLoyalty’s directors, officers, and certain significant stockholders have signed voting agreements with TeleTech to vote approximately 48.5 percent of the company’s outstanding voting stock in favor of the transaction.

The closing of the proposed sale will create certain rights in favor of the company’s preferred stockholders. In particular, the company will be prohibited from paying dividends or making any other distributions (including through stock repurchases) to common stockholders until the preferred stockholders have received payment of their full liquidation preference (which is currently approximately $19.4 million), or until they otherwise convert their preferred shares to common shares.

Background on the ICS Divestiture

For the last three years, eLoyalty has operated with two primary business units: ICS and Behavioral Analytics. These business units have operated independently and do not create significant strategic synergy. The company believes that the market potential for Behavioral Analytics is significant. The company also believes that the development of this business can be accelerated with greater management focus and financial investment. The company currently intends to use a portion of the net proceeds from the sale to grow the Behavioral Analytics sales force and broaden its product footprint. Based on these factors, the company believes the divesture of the ICS business will enable the company to focus on the best path for creating long-term shareholder value.

Status of Behavioral Analytics

eLoyalty has made significant progress building out its Behavioral Analytics business over the last several years:

•	Created a unique SaaS analytics business model

•	Signed numerous premier customers

•	Developed a broad analytics footprint

•	Grew its subscription revenues 58% in 2009 and 31% in 2010

•	Built an $85 million backlog

Recent Progress and Near Term Objectives

The Behavioral Analytics business made significant progress in the last two quarters of 2010:

•	Booked $39.6 million of new contracts

•	Signed agreements for important new applications, including Fraud, Back Office, and predictive Customer Attrition analytics

During the first half of 2011, building on this momentum, the company is focused on growing its sales force, closing key deals, and signing additional customers for its new applications.

Corporate Name and Headquarters Change

eLoyalty also announced today that it will change its corporate name to “Mattersight Corporation” following the closing of the proposed sale of the ICS business. Using the tagline “See What Matters™”, the name change is intended to more accurately reflect the strategic focus of the company on advanced analytics applications. In connection with this change, the company also plans to update its ticker symbol following the closing of the proposed sale and has submitted an application to NASDAQ to reserve the ticker symbol “MATR”. In addition, the company has announced that it will move its world headquarters to 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, effective June 1, 2011.

NeXtAdvisors, a division of North Point Advisors LLC, served as financial advisor to eLoyalty Corporation in the proposed sale.

About eLoyalty Corporation

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics Service and Integrated Contact Solutions (ICS). For additional information, please visit www.eLoyalty.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market potential, growth opportunities, investment plans, uses of proceeds, the proposed sale of the ICS business to TeleTech, the anticipated closing date of the proposed sale, the proposed corporate name and headquarters changes, and the proposed change of our NASDAQ ticker symbol. These forward-looking statements are based on current management expectations, forecasts, and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties, and other factors that might cause such a difference include, but are not limited to, approval of the proposed sale of the ICS business to TeleTech by eLoyalty’s stockholders, satisfaction of closing conditions for the proposed sale, closing of the proposed sale within the anticipated timeframe, the implementation of eLoyalty’s strategy to focus exclusively on the Behavioral Analytics business, as well as those risks described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q, and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they are made, and eLoyalty undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

eLoyalty plans to file with the SEC and mail to its stockholders a Proxy Statement, which will contain important information about eLoyalty, TeleTech, the proposed sale of the ICS business, the proposed name change, and other corporate matters as described therein. Investors and security holders are urged to read the Proxy Statement carefully before making any voting or investment decision with respect to the proposed sale of the ICS business, the proposed name change, and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by eLoyalty through www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from eLoyalty by contacting Christine Carsen, Vice President, Associate General Counsel and Corporate Secretary, at 150 Field Drive, Suite 250, Lake Forest, Illinois 60045 or 847-582-7106.

eLoyalty, TeleTech, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the ICS business, the proposed name change, and the other corporate matters set forth in the Proxy Statement. Information regarding eLoyalty’s directors and executive officers and their ownership of shares of eLoyalty stock is contained in eLoyalty’s 2009 Annual Report on Form 10-K and its Proxy Statement for its 2010 Annual Meeting of Stockholders, and is supplemented by subsequent public filings made, and to be made, with the SEC. The Proxy Statement filed in connection with the proposed sale of the ICS business will contain a more current description of directors’ and executive officers’ stock ownership and will also provide information regarding the direct and indirect interests of eLoyalty’s directors and executive officers in respect of the proposed sale of the ICS business.